Exhibit 99.2

February 10, 2009

Dear Great Plains Energy Shareholder,

Today our Board of Directors declared a quarterly dividend of $0.2075 per share on our common stock, or $0.83 per share on an annualized basis. This is a 50% reduction from the prior dividend level. This decision was not made lightly. We know that our dividend is an important part of the value proposition for owning stock in our Company and that reducing it may have a negative economic impact on our shareholders, especially in this recessionary environment. However, during these extremely challenging times, marked by growing economic uncertainties and deterioration, it is the right thing to do to maintain our Company’s financial strength and flexibility and ensure continued progress toward our long-term objectives. I’d like to briefly explain the factors that led to today’s action as well as what we expect you as a shareholder and the Company to gain from it.

2008 was a transformational year for Great Plains Energy. Last year was marked by proactive steps we took to improve our business risk profile and refocus our efforts on our utility roots. We accomplished this by selling Strategic Energy, our competitive retail electric provider, for an attractive cash price. Even more noteworthy, we expanded our utility platform and earnings potential by completing the acquisition of Aquila, with its Missouri regulated utility business.

We are in the final two years of our Comprehensive Energy Plan (“CEP”), initiated in 2005. Under the CEP, we have built a new wind farm in western Kansas, installed environmental equipment at our LaCygne 1 coal unit, improved key parts of our transmission and distribution system, and launched a number of energy efficiency and demand response programs. We have also nearly completed the next stage of the plan, which is the installation of environmental equipment at our Iatan 1 coal plant. And finally, construction is continuing on Iatan 2, an 850-megawatt coal-fired power plant featuring state-of-the-art emission control equipment. With an expected completion date in the summer of 2010, Iatan 2 is expected to provide clean reliable energy for our region for years to come.

Following through on the CEP initiatives discussed above and making needed investments in our existing plants and transmission and delivery systems requires capital from both internal and external sources. Both have become more challenging as the economic environment has deteriorated over the past 18 months (indeed, the economic environment is dramatically different than it was even three months ago). Our service territory has not been immune to the recessionary impacts felt across the country, and we have seen a significant decline in the rate of customer demand growth for electricity compared to what we have experienced historically. Costs for many of the things we buy have been rising, constraining internal capital further. As well, the financial markets have been extremely volatile and difficult for even investment grade companies such as us to access on attractive terms. With capital much tougher to come by, we have had to make some important business decisions—we have either deferred or eliminated a total of almost $450 million of capital expenditures in 2009-10, suspended external hiring for all but essential skills, are tightly managing operations and maintenance expenses, and have reduced our 2009 earnings guidance and the dividend as announced today.

Our previous level of dividend, combined with the decline in our stock price as the market has declined over the past several months, resulted in a dividend yield that was the highest in the utility industry at year-end 2008. Our dividend payout ratio based on Wall Street analysts’ average forecast of our 2009 earnings was also the highest in the industry. Based on the lower range of projected earnings for next year that we announced today, the payout ratio with the previous dividend level would have made us even more of an outlier compared to our industry peers. Reducing the dividend by half will save our Company $100 million per year in cash—cash that can be reinvested in the initiatives described above and reduce our reliance on expensive external capital—while still maintaining yield and payout ratios that are competitive with other utilities. Over time, we expect the stage will be set for us to consider increasing the dividend as we see the improvement in the economy reflected in our earnings and cash flow. As always, we will weigh a number of factors in evaluating this, such as our credit profile, new regulatory / legislative mandates, and new business risks and opportunities that may arise.

While we do not take lightly the action we’ve taken with respect to the dividend and the other steps I’ve described, we believe they will enhance our earnings profile, improve our cash flow and credit position, reduce our need to tap the capital markets, and position our Company for future growth. If you have any questions, please contact the Great Plains Energy Investor Relations department at 800-245-5275 or at e-mail ir@kcpl.com. Thank you for your support of Great Plains Energy.

Sincerely,

Michael J. Chesser
Chairman and CEO

FORWARD-LOOKING STATEMENTS

Statements made in this release that are not based on historical facts are forward-looking, may involve risks and uncertainties, and are intended to be as of the date when made. Forward-looking statements include, but are not limited to, the outcome of regulatory proceedings, cost estimates of the Comprehensive Energy Plan and other matters affecting future operations. In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the registrants are providing a number of important factors that could cause actual results to differ materially from the provided forward-looking information. These important factors include: future economic conditions in regional, national and international markets and their effects on sales, prices and costs, including but not limited to possible further deterioration in economic conditions and the timing and extent of any economic recovery; prices and availability of electricity in regional and national wholesale markets; market perception of the energy industry, Great Plains Energy, Kansas City Power & Light (KCP&L) and KCP&L Greater Missouri Operations Company (GMO); changes in business strategy, operations or development plans; effects of current or proposed state and federal legislative and regulatory actions or developments, including, but not limited to, deregulation, re-regulation and restructuring of the electric utility industry; decisions of regulators regarding rates KCP&L and GMO can charge for electricity; adverse changes in applicable laws, regulations, rules, principles or practices governing tax, accounting and environmental matters including, but not limited to, air and water quality; financial market conditions and performance including, but not limited to, changes in interest rates and credit spreads and in availability and cost of capital and the effects on nuclear decommissioning trust and pension plan assets and costs; credit ratings; inflation rates; effectiveness of risk management policies and procedures and the ability of counterparties to satisfy their contractual commitments; impact of terrorist acts; increased competition including, but not limited to, retail choice in the electric utility industry and the entry of new competitors; ability to carry out marketing and sales plans; weather conditions including weather-related damage and their effects on sales, prices and costs; cost, availability, quality and deliverability of fuel; ability to achieve generation planning goals and the occurrence and duration of planned and unplanned generation outages; delays in the anticipated in-service dates and cost increases of additional generating capacity and environmental projects; nuclear operations; workforce risks, including retirement compensation and benefits costs; the ability to successfully integrate KCP&L and GMO operations and the timing and amount of resulting synergy savings; and other risks and uncertainties. Other risk factors are detailed from time to time in Great Plains Energy’s and KCP&L’s most recent quarterly reports on Form 10-Q or annual reports on Form 10-K filed with the Securities and Exchange Commission. This list of factors is not all-inclusive because it is not possible to predict all factors.